EX-99.N2

CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated February 15, 2001 in the Registration Statement (Form N-2 No. 333-______ and 811-10113) of the PW Juniper Crossover Fund, L.L.C. for the registration of limited liability company interests.

                                                                                                     /s/ ERNST & YOUNG LLP

New York, New York
March 2, 2001